                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
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  Set forth below is a list of certain subsidiaries of the Company at March 1, 1997. All of the voting securities of each named subsidiary are owned by the Company or by another subsidiary of the Company.

SUBSIDIARIES
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  Eckerd Corporation (Delaware)
  Fay's Incorporated (New York)
  J. C. Penney Insurance Group, Inc.(Delaware)
  J. C. Penney Funding Corporation (Delaware)
  J. C. Penney Life Insurance Company (Vermont)
  JCPenney National Bank (National Association)
  JCPenney Card Bank (National Association)
  J. C. Penney Properties, Inc. (Delaware)
  JCP Realty, Inc. (Delaware)
  JCP Receivables, Inc. (Delaware)
  Thrift Drug, Inc. (Delaware)


  Separate financial statements are filed for J. C. Penney Funding Corporation, a consolidated subsidiary, in its separate Annual Report on Form 10-K.

  The names of other subsidiaries have been omitted because these unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.